UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IDT SPECTRUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-3718426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

IDT Spectrum, Inc., 520 Broad Street, Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates (if applicable): 333-127906

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Class B Common Stock, par value $0.01 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Class B Common Stock, par value $0.01 per share, is set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-127906), filed with the Securities and Exchange Commission on August 29, 2005, as amended on each of October 25, 2005, November 15, 2005, November 21, 2005 and December 7, 2005 and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, and are hereby incorporated by reference.

Exhibit Number	Description of Exhibit

3.1	Form of Restated Certificate of Incorporation of IDT Spectrum, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Form of Restated Bylaws of IDT Spectrum, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1	Form of Specimen Class B Common Stock Certificate of IDT Spectrum, Inc. (Incorporated by reference to Exhibit 4.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 9, 2005

IDT SPECTRUM, INC.

By:	/s/ John C. Petrillo
Name:	John C. Petrillo
Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Form of Restated Certificate of Incorporation of IDT Spectrum, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Form of Restated Bylaws of IDT Spectrum, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1	Form of Specimen Class B Common Stock Certificate of IDT Spectrum, Inc. (Incorporated by reference to Exhibit 4.1 to the Registration Statement).